Exhibit 99.1

iSpecimen Reports Positive Results on Next Day Quote Program for Researchers and Providers

WOBURN, Mass., December 13, 2024 — iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, announced today positive results attributed to its Next Day Quote Program (“NDQ”). This next-day quote service for researchers and providers is tailored to accelerate the biospecimen transaction process and delivers accurate biospecimen sample pricing within 24 hours of receiving the customer request. Next Day Quotes are possible to implement only when the Company knows the supplier’s data on their specific capabilities and pricing, as well as understands the customer’s requirements.

Recognizing the need for timely access to high-quality biospecimens to advance life science research, iSpecimen had introduced NDQ to offer researchers and providers with swift and accurate sample pricing. From fresh whole blood and prescreened mutation-characterized blocks to an array of clinically collected remnant, banked and prospective biospecimens, most quotes are provided within a day of receiving the inquiry.

Since introducing the program in 2023 and the recently completed build of a search tool, quotes can be created within minutes. With this capability, the Company’s sales mix has increasingly shifted towards NDQ. In November 2024, 30% of all sales opportunities were Next Day Quotes. Of all quotes that were generated in November 2024, 48% were Next Day Quotes. Meanwhile, the conversion rate was high for Next Day Quotes. 60% of all purchase orders were Next Day Quotes.

Leslie Hoyt, Senior Vice President of Operations commented, “Our customers have responded enthusiastically to iSpecimen’s Next Day Quote Program. For the first six months of the program, NDQ has consistently yielded strong results, driving an estimated 60% of sales. The data continue to show that if we quote within the next business day, we greatly increase the likelihood of receiving a signed purchase order.  Current and future customers respond positively because time matters.”

Ms. Hoyt further commented, “We continue to enhance our internal databases and search tools to proactively harvest data, ensuring the viability of Next day Quote program while increasing the frequency with which Next Day Quotes are possible. This offering accelerates our operational timeline and the customer decision journey. Ultimately next day quotes allow researchers and providers to focus on what matters most, and iSpecimen to be a valuable service provider for all customers.”

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company’s filings with the SEC, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

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